EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

R. E. Bassie & Co.
Certified Public Accountants

6671 Southwest Freeway, Suite 550
Houston, Texas 77074-2221
Tel: (713) 272-8500 Fax: (832) 202-0536
E-Mail: Rebassie@aol.com

The Board of Directors and Stockholders
FTS Group, Inc.:

We consent to the incorporation by reference in this Registration Statement of FTS Group, Inc. on Form SB-2/A of our report dated April 11, 2007, appearing in the Annual Reports on Form 10-KSB of FTS Group, Inc. for the years ended December 31, 2006 and 2005.

/s/ R. E. Bassie & Co.

Houston, Texas
June 27, 2007